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THIS IS A CONFIRMING COPY OF A FILING MADE WITH THE SECURITIES AND EXCHANGE
COMMISSION ON FEBRUARY 28, 1995.
                                              Registration Statement No.33-58782

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 BHA Group, Inc.
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

                                    Delaware
                    -----------------------------------------
                          (State or other jurisdiction
                         incorporation or organization)

                                   43-1416730
                    -----------------------------------------
                                (I.R.S. Employer
                               Identification No.)

               8800 East 63rd Street, Kansas City, Missouri 64133
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                (Zip Code)

                              Incentive Stock Plan
                     (formerly, Incentive Stock Option Plan)
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                  James C. King
                                    Secretary
                                 BHA Group, Inc.
                              8800 East 63rd Street
                           Kansas City, Missouri 64133
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (816) 356-8400
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                         Ralph J. Sutcliffe, Esq.
                         Kronish, Lieb, Weiner & Hellman
                         1114 Avenue of the Americas
                         New York, NY 10036

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                                            Proposed
Title of                                          Proposed                  maximum
Securities                 Amount                 maximum                   aggregate            Amount of
to be                      to be                  offering price            offering             registration
registered                 registered             per share(1)              price                fee
----------                 ----------             ------------              --------             ------------
Class A
Common Stock,
$.01 par value             310,000                $12.50                    $3,875,000           $1,336.21
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. The offering price has been computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low prices of BHA Group, Inc.'s Common Stock reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on February 22, 1995.

                                  Page 1 of 10



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                  The contents of BHA Group, Inc's (the "Registrant")
Registration Statement on Form S-8 (File No. 33-58782) are incorporated herein by reference.


Exhibits

5.1      Opinion of counsel re: legality

23.1     Consent of independent accountants

23.2     Consent of counsel (included in Exhibit 5.1 above)


                                        2


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on this 28th day of February, 1995.

                                             BHA GROUP, INC.
                                             (Registrant)

                                             By:/s/ James E. Lund
                                                -------------------------------
                                                    James E. Lund,
                                                    Chief Executive Officer and
                                                    President


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


    Signature                         Title                             Date
    ---------                         -----                             ----

/s/ James E. Lund                Chief Executive                    February 28,
-----------------------------    Officer, President                 1995
James E. Lund                    and Director


/s/ James C. Shay                Chief Financial                    February 28,
-----------------------------    Officer and                        1995
James C. Shay                    Treasurer


/s/ Lamson Rheinfrank, Jr.       Chairman of the                    February 28,
-----------------------------    Board of Directors                 1995
Lamson Rheinfrank, Jr.           and Director


/s/ Michael T. Zak               Vice Chairman of the               February 28,
-----------------------------    Board of Directors                 1995
Michael T. Zak                   and Director


                                        3



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    Signature                         Title                             Date
    ---------                         -----                             ----


/s/ James J. Thome               Director                           February 28,
-----------------------------                                       1995
James J. Thome


/s/ Don H. Alexander             Director                           February 28,
-----------------------------                                       1995
Don H. Alexander


/s/ Robert D. Freeland           Director                           February 28,
-----------------------------                                       1995
Robert D. Freeland


/s/ Thomas A. McDonnell          Director                           February 28,
-----------------------------                                       1995
Thomas A. McDonnell



                                        4


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                                  EXHIBIT INDEX



Exhibit                                                                     Page
-------                                                                     ----

5.1      Opinion of Counsel re:  legality

23.1     Consent of independent accountants

23.2     Consent of Counsel
                  (included in Exhibit 5.1 above)



                                       5


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